Exhibit 99.1

For Immediate Release
Thursday, July 12, 2018
Contact: Ryan Hornaday, EVP/CFO & Treasurer
rhornaday@emmis.com
317.266.0100

Emmis Announces First Quarter Earnings
Emmis’ radio stations continue to gain market share in first fiscal quarter

Indianapolis...Emmis Communications Corporation (NASDAQ: EMMS) today announced results for its first fiscal quarter ending May 31, 2018.

Emmis’ radio net revenues for the first fiscal quarter were $26.4 million, down from $38.7 million in the prior year. Pro forma for all radio station sales, Emmis’ first quarter radio revenues as reported to Miller Kaplan, which excludes barter revenues and syndication revenues, were down 4% in markets that were down 6%.

On April 30, the company finalized the sale of its St. Louis radio stations and used the net proceeds to repay credit facility debt, resulting in approximately $20 million of net credit facility debt outstanding.

“Emmis has made tremendous strides in paying down our debt and giving ourselves the financial flexibility to pursue new areas of growth,” Jeff Smulyan, CEO & Chairman of the Board of Emmis said. “We see opportunities both inside and outside of traditional media as we look to transform the company in the coming months and years.”

A conference call regarding earnings will be hosted today at 9 a.m. Eastern today by dialing 1-517-623-4891.  Questions may be submitted via email to ir@emmis.com. A digital playback of the call will be available until Thursday, July 19 by dialing 1-402-220-5339.

Emmis has included supplemental pro forma net revenues, station operating expenses, and certain other financial data on its website, www.emmis.com under the “Investors” tab.

Emmis generally evaluates the performance of its operating entities based on station operating income. Management believes that station operating income is useful to investors because it provides a meaningful comparison of operating performance between companies in the industry and serves as an indicator of the market value of a group of stations or publishing entities. Station operating income is generally recognized by the broadcast and publishing industries as a measure of performance and is used by analysts who report on the performance of broadcasting and publishing groups. Station operating income does not take into account Emmis' debt service requirements and other commitments, and, accordingly, station operating income is not necessarily indicative of amounts that may be available for dividends, reinvestment in Emmis' business or other discretionary uses.

Station operating income is not a measure of liquidity or of performance, in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to, and not a substitute for, our results of operations presented on the basis of accounting principles generally accepted in the United States. Operating Income is the most directly comparable financial measure in accordance with accounting principles generally accepted in the United States.

Moreover, station operating income is not a standardized measure and may be calculated in a number of ways. Emmis defines station operating income as revenues net of agency commissions and station operating expenses, excluding depreciation, amortization and non-cash compensation. A reconciliation of station operating income to operating income is attached to this press release.

The information in this news release is being widely disseminated in accordance with the Securities & Exchange Commission's Regulation FD.

Exhibit 99.1

About Emmis Communications
Emmis Communications Corporation (Nasdaq: EMMS) owns 11 FM and 3 AM radio stations in New York, Austin (Emmis has a 50.1% controlling interest in Emmis’ 6 radio stations located there) and Indianapolis. Emmis developed and licenses TagStation®, developed NextRadio®, a smartphone application that marries over-the-air FM radio broadcasts with visual and interactive features on smartphones, and developed the DialReport®, a data attribution platform for the radio industry.  Emmis also owns a controlling interest in Digonex, which provides dynamic pricing solutions across multiple industries.

Note: Certain statements included in this press release which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

•	general economic and business conditions;

•	fluctuations in the demand for advertising and demand for different types of advertising media;

•	our ability to service our outstanding debt;

•	competition from new or different media and technologies;

•	loss of key personnel;

•
increased competition in our markets and the broadcasting industry, including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;

•	our ability to attract and secure programming, on-air talent, writers and photographers;

•	inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

•	increases in the costs of programming, including on-air talent;

•	fluctuations in the market price of publicly traded or other securities;

•	new or changing regulations of the Federal Communications Commission or other governmental agencies;

•	enforcement of rules and regulations of governmental and other entities to which the Company is subject;

•	changes in radio audience measurement methodologies;

•	war, terrorist acts or political instability; and

•	other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise

Exhibit 99.1

EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited, amounts in thousands, except per share data)
	Three months ended May 31,
	2018	2017
OPERATING DATA:
Net revenues:
Radio	$26,384	$38,706
Publishing	1,273	1,144
Emerging Technologies	349	314
Total net revenues	28,006	40,164
Station operating expenses excluding depreciation and amortization expense:
Radio	17,693	26,134
Publishing	1,199	1,355
Emerging Technologies	2,639	3,741
Total station operating expenses excluding depreciation and amortization expense	21,531	31,230
Corporate expenses excluding depreciation and amortization expense	2,508	2,743
Depreciation and amortization	799	978
Gain on sale of assets, net of disposition costs	(32,067)	—
Operating income	35,235	5,213
Interest expense	(2,641)	(4,666)
Loss on debt extinguishment	(771)	—
Other income, net	16	3
Income before income taxes	31,839	550
Provision (benefit) for income taxes	7,600	(22)
Consolidated net income	24,239	572
Net income attributable to noncontrolling interests	754	839
Net income (loss) attributable to the Company	$23,485	$(267)

Basic net income (loss) per common share	$1.88	$(0.02)
Diluted net income (loss) per common share	$1.75	$(0.02)

Basic weighted average shares outstanding	12,483	12,257
Diluted weighted average shares outstanding	13,411	12,257

OTHER DATA:
Station operating income (See below)	$6,546	$9,083
Cash paid for income taxes, net	369	153
Cash paid for interest	2,043	3,399
Capital expenditures	20	397

Noncash compensation by segment:
Radio	$47	$125
Publishing	1	2
Emerging Technologies	23	22
Corporate	392	540
Total	$463	$689

Exhibit 99.1

	Three months ended May 31,
	2018	2017
COMPUTATION OF STATION OPERATING INCOME (LOSS):
Operating income	$35,235	$5,213
Plus: Depreciation and amortization	799	978
Plus: Corporate expenses	2,508	2,743
Plus: Station noncash compensation	71	149
Less: Gain on sale of assets, net of disposition costs	(32,067)	—
Station operating income	$6,546	$9,083

SELECTED BALANCE SHEET INFORMATION:	May 31, 2018	February 28, 2018
Total Cash and Cash Equivalents	$10,456	$4,107
Credit Agreement Debt	$28,000	$78,451
98.7FM Nonrecourse Debt	$52,337	$53,919
Other Nonrecourse Debt	$10,012	$9,992